UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 16, 2001


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)


MARYLAND                               1-13589                 36-4173047
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(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation)                           Number)           Identification No.)


77 West Wacker Drive, Suite 3900, Chicago, Illinois              60601
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      (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code: (312)917-1300

                                 NOT APPLICABLE
                (Former name or former address, if changed since
                                 last report.)




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ITEM 5. OTHER EVENTS.

     On November 16, 2001, Prime Group Realty Trust (the "Company") and its operating partnership, Prime Group Realty, L.P. (the "Operating Partnership") entered into that certain Consent and Agreement (the "Agreement") with Cadim inc. ("Cadim"), an affiliate of Caisse de depot et placement du Quebec ("CDP").

     The Agreement provides, among other things, for the waiver by the Company of the "Ownership Limit" contained in the Company's Articles of Amendment and Restatement, as supplemented, with respect to Cadim or CDP and certain of their affiliates (the "Cadim Entities") solely to allow the Cadim Entities to become the beneficial owners of all or a portion of 7,944,893 outstanding common units of limited partner interest of the Operating Partnership (the "Pledged Units") that are pledged by Primestone Investment Partners L.P. ("Primestone") to Vornado PS, L.L.C. ("Vornado") in connection with two loans currently held by Vornado and having Primestone as the borrower (the "Loans"). Primestone is an affiliate of Michael W. Reschke, the Chairman of the Board of Trustees of the Company.

     The Agreement also provides that in the event any Cadim Entity becomes the beneficial owner of any of the Pledged Units, the Company shall cause the exchange of such Pledged Units for common shares of the Company within five (5) business days after the relevant Cadim Entities' request.

     According to an amendment to a Schedule 13D filed by Vornado and certain of its affiliates, Cadim acquired a fifty percent (50%) participation interest in the Loans on November 19, 2001.

     A copy of the Agreement is attached to this Form 8-K as Exhibit No. 99.1 and incorporated herein by reference.

          (b) Exhibits:

              Exhibit No.       Description
              -----------       --------------
                99.1            Consent and Agreement dated as of November
                                16, 2001 among Prime Group Realty Trust,
                                Prime Group Realty, L.P. and Cadim inc.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 21, 2001                    PRIME GROUP REALTY TRUST

                                            By:/s/ Louis G. Conforti

                                            Louis G. Conforti
                                            Co-President and
                                            Chief Financial Officer